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                                                                    EXHIBIT 21.1


                         HORSESHOE GAMING HOLDING CORP.
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2002

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SUBSIDIARY                                          STATE OF INCORPORATION/FORMATION
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

Horseshoe GP, Inc. (1)                                          Nevada
New Gaming Capital Partnership (2)                              Nevada
Horseshoe Entertainment (3)                                     Louisiana
Bossier City Land Corporation (4)                               Louisiana
Robinson Property Group, Limited Partnership (2)                Mississippi
Horseshoe Hammond, Inc. (1)                                     Indiana
Hammond Residential LLC (5)                                     Indiana
Horseshoe Gaming, Inc. (1)                                      Nevada
Horseshoe Ventures, LLC (6)                                     Delaware
Red Oak Insurance Company Ltd. (1)                              Barbados
Horseshoe Shreveport, L.L.C.(1)                                 Louisiana
Casino Computer Programming, Inc.(1)                            Indiana
Horseshoe License Company (7)                                   Nevada
Horseshoe Casino MO, LLC (8)                                    Missouri
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(1) 100% owned by Horseshoe Gaming Holding Corp.

(2) 99% owned by Horseshoe Gaming Holding Corp. through Limited Partner interest and 1% owned by Horseshoe GP, Inc. through General Partner interest

(3) New Gaming Capital Partnership owns 89% General Partner interest and a 2.92% Limited Partner interest. Horseshoe Gaming Holding Corp. owns the remaining 8.08% Limited Partner interest.

(4) 100% owned by Horseshoe Entertainment

(5) 100% owned by Horseshoe Hammond, Inc.

(6) 80% owned by Horseshoe Gaming Holding Corp.

(7) 49% owned by Horseshoe Gaming Holding Corp.

(8) 70% owned by Horseshoe Ventures, LLC